UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 31, 2007

J. L. Halsey Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

103 Foulk Road, Suite 205Q
Wilmington, DE
(Address of principal		19803
executive offices)		(Zip code)

Registrant’s telephone number, including area code: (302) 691-6189

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, on August 16, 2006, J. L. Halsey Corporation (the “Company”) and LDN Stuyvie Partnership (“LDN Stuyvie”) entered into a Backstop Agreement, pursuant to which LDN Stuyvie—which is controlled by William Ty Comfort, our chairman—agreed to purchase an amount of our common stock at $0.85 per share so that, together with all shares of common stock sold by the Company in a proposed rights offering at the same price, the Company would receive at least $10 million in proceeds.  Also, in partial consideration for loaning us $10 million in connection with our acquisitions of ClickTracks Analytics, Inc. and Hot Banana Software, Inc. (which loan was evidenced by a promissory note, dated August 16, 2006, from the Company to LDN Stuyvie (the “LDN Stuyvie Note”)), pursuant to the Backstop Agreement we granted to LDN Stuyvie the exclusive right to purchase up to an additional $10 million of common stock at a price of $0.85 per share in respect of each right granted to our stockholders pursuant to the proposed rights offering which remained unexercised.

The terms of the Backstop Agreement provided for automatic termination if, among other things, a registration statement for the rights offering was not declared effective by the SEC by 5:30 p.m. on January 31, 2007.  The Company has not filed a registration statement and, as noted in Item 7.01 below, has terminated the rights offering.  The Backstop Agreement therefore terminated as of January 31, 2007.  There are no penalties associated with this termination

Item 3.02 Unregistered Sales of Equity Securities.

On February 1, 2007, in accordance with the terms of the LDN Stuyvie Note, the Company issued to LDN Stuyvie a total of 12,279,130 shares of common stock as payment in full of the principal and accrued interest on the LDN Stuyvie Note.   In accordance with the terms of the LDN Stuyvie Note, the common stock was valued at $0.85 per share for an aggregate price of $10,437,260.27, representing $10,000,000 for the principal and $437,260.27 for the accrued interest under the LDN Stuyvie Note.  The shares of common stock were issued in a private placement in reliance on Rule 506 under the Securities Act.

Item 7.01  Regulation FD Disclosure.

On February 5, 2007, the Company issued a press release announcing repayment of the LDN Stuyvie Note, termination of the Backstop Agreement and cancellation of the previously announced rights offering.

Item 9.01		Financial Statements and Exhibits.

	(d)	Exhibits.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. L. HALSEY CORPORATION

By:	/s/ Luis Rivera
Name:	Luis Rivera
Title:	Interim Chief Executive Officer

Date:       February 6, 2007